                                                                    Exhibit 99.2



                          TEXTRON FINANCIAL CORPORATION

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Textron Financial Corporation (the "Company") on Form 10-K for the period ending December 28, 2002 as filed with the Securities and Exchange Commission on the Date hereof (the "Report"), I, Thomas J. Cullen, Executive Vice President & Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (3) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (4) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                             Textron Financial Corporation

Date: February 27, 2003                      /s/ Thomas J. Cullen
-----------------------------                -----------------------------------
                                             Thomas J. Cullen
                                             Executive Vice President and Chief
                                                 Financial Officer